ORIGINAL

4th LEASE AMENDMENT AGREEMENT

This Fourth Lease Amendment Agreement ("Amendment") dated this 1st day of November, 2011 is made by and between Teachers Insurance & Annuity Association of America ("Landlord"); and Neah Powers Systems, Inc., a ~~Washington~~ Nevada corporation ("Tenant"). Landlord and Tenant may from time to time be referred to individually or as Parties.

Recitals

A. On or about March 5, 2001, Landlord and Tenant entered into a written commercial lease agreement, as amended ("Lease") for premises situated at 22118 20th Avenue SE, Suite 142, Bothell, Snohomish County, WA ("Premises").

B. The term of the Lease has expired and Tenant remains in possession of the Premises.

C. As a result of prior litigation between the Parties, on December 4, 2009 and October 1, 2010 judgments were entered in favor of Landlord against Tenant in two separate lawsuits filed in Snohomish County ("Judgments").

D. Tenant wishes to remain in the Premises and extend the expired Lease term.

E. Except as otherwise provided herein, the terms of the Lease shall remain unchanged.

Agreement

1. Lease Term. By executing this Amendment, the Lease term is hereby extended and will now expire October 31, 2013.

2. Rent. Effective November 1, 2011 and thru the Lease term, Tenant agrees to timely pay rent of $9,500 plus operating costs.

3. Payment. Landlord calculates that the outstanding obligations owed thru October 31, 2011 under the Lease is in excess of $380,000. For purposes of this Amendment, the Parties agree to cap said outstanding sum at $350,000. Conditioned upon Tenant's full and timely performance under the Lease thru the remainder of the Lease term, Landlord agrees to waive and release Tenant from having to pay $160,000 of said $350,000 amount and further agrees that Tenant will only be obligated to repay $195,000 ("Repayment Amount") of said $350,000 as follows:

$35,000.00	upon execution of this Amendment but no later than November 10, 2011; and
$6,666.67	per month for twenty-four (24) months commencing ~~November 10~~ December 10 GCD KB, 2011 and due on the first day of each month thereafter.

The Parties further agree that Tenant can prepay at anytime without penalty the Repayment Amount and once said Repayment Amount is paid in full, Landlord will deliver back to Tenant the below-referenced Confession.

4. Security Deposit. Landlord presently holds $10,593 as security deposit under the Lease. On or before November 10, 2011, Tenant shall tender the sum of $12,705 to effectively increase the security deposit amount to $23,298.00.

5. Confession. Tenant shall execute in favor of Landlord a Confession and Order for Writ ("Confession") in the form attached hereto as Ex. A. Landlord shall be authorized to cause said Confession to be filed with the Court and enforced in the event Tenant defaults under the Lease. In such an event, Landlord shall provide Tenant's counsel Tim Woodland c/o Cairncross & Hempelmann with a minimum of six (6) court days written notice of presentment.

6. Satisfaction. Upon execution of this Amendment and delivery of both the sums of $35,000 per Section 3 above and $12,705 per Section 4 above, Landlord's counsel shall execute and file with the Court a Full Satisfactions of the Judgments.

7. Execution of Documents. Except as otherwise provided herein, the Parties agree to sign, execute and deliver contemporaneously with the execution of this Agreement, all exhibits attached and/or referenced herein, or cause to be done, all such other acts and things as may be necessary to carry out the provisions and intent of this Agreement.

8. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, assigns, legal representatives, and successors.

9. Interpretation and Fair Construction. This Agreement has been reviewed and approved by each of the Parties and their attorneys. In the event it should be determined that any provision of this Agreement is uncertain or ambiguous, the language in all parts of this Agreement shall be in all cases construed as a whole according to its fair meaning and not strictly construed for nor against any Party.

10. Validity. In case any term of this Agreement shall be invalid, illegal, or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement shall not in any way be affected thereby.

11. Waiver of Breach. The failure of any Party hereto to insist upon strict performance of this Agreement, or to exercise any option or right herein conferred, shall not be construed to be a waiver or relinquishment of any such option or right, or of any other covenant or agreement, but the same shall be and remain in full force and effect.

12. Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Washington. Venue for any action to enforce this Agreement shall lie in Snohomish, Washington.

13. Costs and Attorneys' Fees. Should any Party initiate legal action to enforce this Agreement, the prevailing Party shall be awarded their attorneys' fees, costs and witness fees.

including fees and costs incurred in any bankruptcy, appeal and/or post-judgment collection efforts.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which together shall constitute one instrument.

15. Final Agreement. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Parties hereto, and then any such waiver shall be effective only in the specific instance and for the specific purpose for which given.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date and year first above written.

TEACHERS INSURANCE & ANNUITY ASSOCIATION OF AMERICA

By: [signature]
(Print) KEITH AWAD
Its: DIRECTOR

NEAH POWERS SYSTEMS, INC., a ~~Washington~~ Nevada corporation

By: [signature]
(Print) GERALD C D'COUTO
Its: PRESIDENT + CEO

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California
County of Orange

On 11/1/11 before me, Renée Jacobs, Notary
Date — Here insert Name and Title of the Officer
personally appeared Keith award
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

RENEE JACOBS
Commission # 1802583
Notary Public - California
Orange County
My Comm. Expires Jun 19, 2012

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature Renée Jacobs
Signature of Notary Public

Place Notary Seal Above

STATE OF WASHINGTON)
) ss.
COUNTY OF Snohomish)

On this day personally appeared before me Gerard C. D'Canto to me known to be the CEO of Neah Powers Systems, Inc., a Washington corporation, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the same instrument.

GIVEN under my hand and official seal this 9th day of November, 2011.

YEVETTE M. LOZANO
NOTARY
PUBLIC
9-19-12
STATE OF WASHINGTON

[signature]
YEVETTE M. LOZANO
(print notary's name)
Notary Public in and for the State of Washington,
residing at EVERETT WA.
My commission expires: 9/19/12.

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